Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ENACTED UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of IGI Laboratories, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jenniffer Collins, Principal Financial and Accounting Officer, state and certify, pursuant to 18 U.S.C. § 1350, as enacted under § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:

March 31, 2014

/s/ Jenniffer Collins
Jenniffer Collins Principal Financial and Accounting Officer